SECOND AMENDED AND RESTATED BY-LAWS
OF
INNERWORKINGS, INC.,
a Delaware Corporation

Effective as of October 30, 2018

ARTICLE I

OFFICES

Section 1.Registered Office. The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors.

Section 2.Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.Place and Time of Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. Unless otherwise directed by the board of directors, annual meetings of stockholders shall be held on a date not later than the end of the sixth (6th) calendar month after the conclusion of the Corporation’s fiscal year, unless a legal holiday, then on the first preceding regular business day. At the annual meeting, stockholders shall elect directors and conduct such other business as properly may be brought before the meeting pursuant to Article II, Section 11 hereof.

Section 2.Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the chairman of the board, the chief executive officer or the secretary pursuant to a resolution adopted by a majority of directors then in office. The only matters that may be considered at any special meeting of the stockholders are the matters specified in the notice of the meeting.

Section 3.Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is made, the place of meeting shall be the principal executive office of the Corporation.

Section 4.Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chairman of the board, the chief executive officer or the secretary, and if mailed, such notice shall be deemed to be delivered and deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or the principal executive office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6.Quorum, Adjournment and Postponement. The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the certificate of incorporation. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. The board of directors may, at any time prior to the holding of an annual meeting or a special meeting of stockholders and for any reasonable reason, postpone or cancel any previously scheduled annual or special meeting of stockholders other than any special meeting validly requested by stockholders holding at least a majority of the issued and outstanding voting stock.

Section 7.Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. In no event shall the public announcement of an adjournment of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice of nominations or other proposed business pursuant to Section 11 of this Article II or Section 5 of Article III.

Section 8.Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless (i) by express provisions of an applicable law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of directors, in which case Section 2 of Article III hereof shall govern and control the approval of such subject matter, or the amendment of any provision listed in Article VIII, in which case Article VIII hereof shall govern and control the approval of such subject matter.

Section 9.Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the certificate of incorporation of the Corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of common stock held by such stockholder.

Section 10.Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11.Business Brought Before a Meeting.

(a)        At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of the stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a stockholder.

(b)        For business (other than the nomination of directors) to be properly brought by a stockholder before a meeting of the stockholders, the stockholder must have given timely notice thereof in writing to the secretary. To be timely, a stockholder’s notice shall be delivered to and received by the secretary at the principal executive office of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made; and provided, further, that in the case of a special meeting, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made by the Corporation. A stockholder’s notice to the secretary regarding such business shall set forth, (i) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) all such information required pursuant to Section 5(c)(ii) of Article III, (B) a complete and accurate description of any material interest of the stockholder and such beneficial owner, or of any Stockholder Associated Person, in such business, and any other information related to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder or any Stockholder Associated Person in connection with the solicitation of proxies or consents in support of such proposed business by such stockholder or any Stockholder Associated Person pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (C) a complete and accurate description of all agreements, arrangements and understandings between or among any of such proposing stockholder and such beneficial owner and any of their respective affiliates or associates, on the one hand, and any other person or persons, on the other hand, (including their names) in connection with the proposal of such business; and, (ii) as to each matter the stockholder proposes to bring before the meeting of stockholders, (A) a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting (including the text of any reasons for the proposed business that will be disclosed in any proxy statement or supplement thereto to be filed with the U.S. Securities and Exchange Commission (the “SEC”)), and (B) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend any document of the Corporation, including the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”) or these by-laws, the language of the proposed amendment).

Section 12.Abstentions and Broker Non-Votes. With respect to the election of directors, abstentions and broker non-votes shall not be counted either as votes for or against the election of any director but shall be counted to determine whether a quorum is present. With respect to any other matter, except as otherwise required by law, an abstention shall be counted as a vote against such matter, a broker non-vote shall not be counted either as a vote for or against such matter, and both shall be counted to determine whether a quorum is present.

Section 13.No Written Consent. Subject to the rights of the holders of any series of preferred stock, from and after the date on which the common stock of the Corporation is initially registered pursuant to the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected in lieu thereof by any consent in writing by such stockholders unless the action to be effected by written consent of the stockholders and the taking of such action by written consent have been approved in advance by a resolution adopted by the board of directors.

Section 14.Conduct of Meetings. At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. The board of directors may adopt by resolution such rules, regulations, and procedures for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations adopted by the board of directors, the chairman of the meeting shall have the right and authority to convene and to adjourn the meeting and to establish rules, regulations, and procedures, which need not be in writing, for the conduct of the meeting and to maintain order and safety. Without limiting the foregoing, the chairman of the meeting may, in addition to taking other actions he deems appropriate for conducting the meeting: (a) determine, if the facts warrant, whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these by-laws and applicable law and, if any proposed nomination or business is not in compliance with these by-laws and applicable law, declare that such defective proposal or nomination shall be disregarded and not be transacted; (b) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman of the meeting or the board of directors; (c) place restrictions on entry to the meeting after the time fixed for the commencement thereof; (d) restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting; (e) notwithstanding Section 6 of this Article II, adjourn and/or recess the meeting without a vote of the stockholders, for any reason, whether or not there is a quorum present; and (f) make rules governing speeches and debate, including time limits and access to microphones. The chairman of the meeting shall act in his or her absolute discretion and his or her rulings shall not be subject to appeal.

ARTICLE III

DIRECTORS

Section 1.General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to such powers as are herein and in the certificate of incorporation expressly conferred upon it, the board of directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of Delaware, the certificate of incorporation and these by-laws.

Section 2.Number, Election and Term of Office. The number of directors which shall constitute the board shall be fixed by the board of directors in the manner as provided in these by-laws and such number shall initially be ten (10), but in no event shall such number of directors be less than three (3) nor more than fifteen (15). Except as provided in Section 4 of this Article III, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is 14 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted "against" that director. The Board has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee shall make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board shall act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided. Directors need not be stockholders. If, for any cause, the board of directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in the certificate of incorporation and these by-laws.

Section 3.Removal and Resignation. A director may be removed with or without cause by the holders of a majority of the outstanding shares entitled to vote generally in the election of directors, voting together as a single class; provided, however, that if the holders of any class or series of capital stock are entitled to elect one or more directors pursuant to the provisions of the certificate of incorporation of the Corporation, such director or directors so elected may be removed without cause only by the vote of the holders of a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the removal of such directors. Any director may resign at any time upon written notice to the Corporation.

Section 4.Vacancies. Vacancies and newly created directorships resulting from any increase in the total number of directors established by the board pursuant to Section 2 of this Article III may be filled only by the affirmative vote of the majority of the total number of directors then in office, though less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term expiring at the succeeding annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. A director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided. Whenever holders of any class or classes of capital stock or series thereof are entitled by the provisions of the certificate of incorporation to elect one or more directors, vacancies of directorships pertaining to such class or classes or series may only be filled by the affirmative vote of the majority of the total number of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If no such directors or director remains, then the vacancy or vacancies of directorships pertaining to such class or classes or series shall be filled by the affirmative vote of the majority of the total number of directors then in office, or by a sole remaining director.

Section 5.Nominations.

(a)     Only persons who are nominated in accordance with the procedures set forth in these by-laws shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the board of directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in Section 5(b) of this Article III, who is entitled to vote for the election of directors at the meeting and who shall have complied with the notice procedures set forth below in Section 5(b) of this Article III.

(b)     In order for a stockholder to nominate a person for election to the board of directors of the Corporation at a meeting of stockholders, such stockholder shall have delivered timely notice of such stockholder’s intent to make such nomination in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to and received by the secretary at the principal executive office of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made, and provided, further that, in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made by the Corporation.

(c)     To be valid, such stockholder’s notice pursuant to this Section 5 of Article III shall set forth:

(i)    as to each person whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”) at such meeting, (A) the name, age and residence address of such Proposed Nominee; (B) the principal occupation or employment of such Proposed Nominee; (C) whether such nominee meets the independence requirements of the stock exchange upon which the stock of the Corporation is primarily traded; (D) any material monetary agreements, arrangements or understandings during the past three years, and any other material relationships, between or among the stockholder or any Stockholder Associated Person, on the one hand, and such Proposed Nominee, his or her respective affiliates or associates, and any other person or persons (including their names) acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K under the Exchange Act as if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such regulation and the Proposed Nominee were a director or executive officer of such registrant; (E) a written questionnaire, completed and signed by the Proposed Nominee, in the form required by the Corporation, which form the stockholder shall request in writing from the secretary and which the secretary shall provide to such stockholder within ten (10) days of receiving such request; (F) such Proposed Nominee’s written representation and agreement in the form required by the Corporation (which form the stockholder shall request in writing from the secretary and which the secretary shall provide to such stockholder within ten (10) days of receiving such request) that: (1) such Proposed Nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (2) such Proposed Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; (3) such Proposed Nominee would, if elected as a director, comply with applicable law of the exchanges upon which the Corporation’s shares of common stock trade, all of the Corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the Corporation’s directors, and applicable fiduciary duties under state law and, if elected as a director of the Corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (4) such Proposed Nominee will serve as a director if elected; (5) such Proposed Nominee intends to serve a full term if elected as a director of the Corporation; (6) such Proposed Nominee consents to be named in the proxy statement of the Corporation as a nominee of the board of directors; and (7) such Proposed Nominee will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (G) all other information relating to such Proposed Nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would otherwise be required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder;

(ii)    as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person, (A) the name, age and business address of such stockholder, Proposed Nominee and Stockholder Associated Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (B) (1) the class, series and number of any shares of stock or other securities of the Corporation that are beneficially owned or owned of record by such stockholder, Proposed Nominee or Stockholder Associated Person; (2) the nominee holder for, and number of, any such securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person; (3) the date or dates any such securities were acquired; and (4) the investment intent of such acquisitions; (C) any agreement, arrangement, understanding or relationship, including any repurchase or so-called “stock borrowing” agreement or arrangement, involving such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, Proposed Nominee or Stockholder Associated Person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”); (D) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether such stockholder, Proposed Nominee or Stockholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) that is directly or indirectly owned beneficially by such stockholder, Proposed Nominee or Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, Proposed Nominee or Stockholder Associated Person; (F) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments, held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder, Proposed Nominee or Stockholder Associated Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (2) is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity; (G) any significant equity interests or any Derivative Instruments or Short Interests in any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or any affiliate thereof held by such stockholder, Proposed Nominee or Stockholder Associated Person (collectively, a “Competitor”); (H) any direct or indirect interest of such stockholder, Proposed Nominee or Stockholder Associated Person in any contract with the Corporation or any affiliate thereof, or any Competitor (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (I) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis with all other holders of the same class or series; (J) a complete and accurate description of all agreements, arrangements and understandings, written or oral and formal or informal, (1) between or among the stockholder giving the notice and any of the Stockholder Associated Persons or (2) between or among the stockholder giving the notice or any of the Stockholder Associated Persons and any other person or entity (naming each such person or entity) in connection with or related to the foregoing or the proposal of business by a stockholder or any Proposed Nominee, including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such proposing stockholder or Stockholder Associated Persons has the right to vote any shares of any security of the Corporation; (y) any understanding, formal or informal, written or oral, that the stockholder giving the notice or any of the Stockholder Associated Persons may have reached with any stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of or related to any business proposed or any Proposed Nominee, or other action to be taken, by the proposing stockholder or any of the Stockholder Associated Persons; and (z) any other agreements that would be required to be disclosed by the stockholder giving the notice or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving the notice or any Stockholder Associated Person or other person or entity); and (K) a complete and accurate description of any performance-related fees (other than an asset-based fee) to which the person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any Derivative Instruments;

(iii)    a complete and accurate description of any pending, or to such stockholder’s knowledge, threatened legal proceeding in which such stockholder, any Proposed Nominee or any Stockholder Associated Person is a party or participant involving the Corporation or any officer, affiliate or associate of the Corporation;

(iv)    any other information relating to such stockholder and any Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(v)    a representation as to whether the stockholder or any Stockholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s beneficial or record owners of outstanding shares of stock entitled to vote on and required to approve the proposed business described in such stockholder’s notice or to elect any Proposed Nominee; and

(vi)    a representation that such stockholder is a holder of record of the capital stock of the Corporation and intends to appear in person or by proxy at the applicable meeting of stockholders to bring such business or nomination before the meeting if so requested and an acknowledgment that if such stockholder does not appear to present such business or nomination at such meeting of stockholders, the Corporation need not present such business or nominee for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

In addition to the foregoing, the Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, under the listing standards of each principal securities exchange upon which any shares of the Corporation are listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the board of directors. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(d)     General.

(i)    Only such persons who are nominated by the board of directors or in accordance with this Section 5 of Article III shall be eligible for election as directors by stockholders at a meeting of stockholders.

(ii)    A stockholder providing notice under this Section 5 of Article III shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (A) as of the record date for the meeting and (B) as of the date that is ten (10) business days prior to the meeting (or any postponement or adjournment thereof), and such update shall be delivered to, and received by, the secretary at the principal executive office of the Corporation not later than five (5) business days after the record date for the meeting (in the case of an update required to be made as of the record date) and not later than seven (7) business days prior to the date for the meeting, if practicable or, if not practicable, on the first practicable date prior to the special meeting or any adjournment or postponement thereof (in the case of an update required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(iii)    If information submitted pursuant to this Section 5 of Article III by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any respect, such information may be deemed not to have been provided in accordance with this Section 5 of Article III. Any such stockholder shall notify the Corporation of any inaccuracy or change in any such information within two (2) business days of becoming aware of such inaccuracy or change. Upon written request by the secretary or the board of directors, any such stockholder shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the board of directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 5 of Article III, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that such stockholder continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 5 of Article III as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested shall be deemed not to have been provided in accordance with this Section 5 of Article III.

(iv)    Notwithstanding anything in these by-laws to the contrary, except as otherwise determined by the chairman of the meeting, if the stockholder giving notice as provided for in this Section 5 of Article III or Section 11 of Article II does not appear in person or by proxy at such meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

(v)    Notwithstanding the foregoing provisions of this Section 5 of Article III, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 5 of Article III. Nothing in this Section 5 of Article III shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the SEC pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 5 of Article III shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14 of the Exchange Act.

(vi)    As used in these by-laws, “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act. A “Stockholder Associated Person” of any stockholder shall mean (A) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with or otherwise acting in concert with such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), (C) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person and beneficially owns, directly or indirectly, shares of stock of the Corporation, (D) any person that directly or indirectly through one or more intermediaries, controls such stockholder or any Stockholder Associated Person and (E) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable.

Section 6.Annual Meetings. An annual meeting of the board of directors may be held without other notice at such time and at such place as shall, from time to time, be determined by resolution of the board.

Section 7.Other Meetings and Notice. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the chairman of the board or, upon the written request of at least a majority of the directors then in office, by the secretary of the Corporation on at least 24 hours’ notice to each director, either personally, by telephone, by mail, or by telecopy; provided, that in the case of a special meeting called by the chairman of the board where exigent circumstances are deemed by the chairman of the board to exist, notice of such meeting may be given by any of the means described above less than 24 hours before such meeting.

Section 8.Chairman of the Board; Quorum; Required Vote and Adjournment. The board of directors shall elect, by the affirmative vote of the majority of the total number of directors then in office, a chairman of the board, who shall preside at all meetings of the stockholders and the board of directors at which he or she is present. If the chairman of the board is not present at a meeting of the stockholders or the board of directors, the chief executive officer (if the chief executive officer is a director and is not also the chairman of the board) shall preside at such meeting, and, if the chief executive officer is not present at such meeting, a majority of the directors present at such meeting shall elect one of their members to so preside. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Corporation’s certificate of incorporation or these by-laws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.Committees. The board of directors may, by resolution passed by a majority of the total number of directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these by-laws shall have, and may exercise, the powers of the board of directors in the management and affairs of the Corporation, except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 10.Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 9 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 11.Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in the meeting pursuant to this Section 11 of Article III shall constitute presence in person at the meeting.

Section 12.Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 13.Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE IV

OFFICERS

Section 1.Number. The officers of the Corporation shall be appointed by the board of directors and may consist of a chairman of the board, chief executive officer, president, one or more executive vice presidents or vice-presidents, a chief operating officer, a chief financial officer, a secretary, a treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.

Section 2.Election and Term of Office. The officers of the Corporation shall be appointed annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.Removal. Any officer or agent appointed by the board of directors may be removed by the board of directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors.

Section 5.Compensation. Compensation of all officers shall be fixed by the board of directors (or a committee thereof), and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6.Chairman of the Board. The chairman of the board shall preside at all meetings of the board of directors and stockholders and shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in these by-laws. The chairman of the board is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

Section 7.Chief Executive Officer. The chief executive officer shall have the powers and perform the duties incident to that position. Subject to the powers of the board of directors, he or she shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy-making officer. The chief executive officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. The chief executive officer shall, in the absence or disability of the chairman of the board, act with all of the powers, perform all duties and be subject to all the restrictions of the chairman of the board. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the chairman of the board or the board of directors or as may be provided in these by-laws.

Section 8.The President. The president of the Corporation shall, subject to the powers of the board of directors, the chairman of the board and the chief executive officer, shall have general charge of the business, affairs and property of the

Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors and the chief executive officer are carried into effect. The president shall, in the absence or disability of the chief executive officer, act with all of the powers and be subject to all the restrictions of the chief executive officer. The president is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer or the board of directors or as may be provided in these by-laws.

Section 9.Chief Operating Officer. The chief operating officer of the Corporation, subject to the powers of the board of directors, the chairman of the board, the chief executive officer and the president, shall have general and active management of the business of the Corporation; and shall see that all orders and resolutions of the board of directors are carried into effect. The chief operating officer shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer, the president or the board of directors or as may be provided in these by-laws.

Section 10.Chief Financial Officer. The chief financial officer of the Corporation shall, under the direction of the chairman of the board, the chief executive officer and the president, be responsible for all financial and accounting matters and for the direction of the offices of treasurer and controller. The chief financial officer shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer, the president or the board of directors or as may be provided in these by-laws.

Section 11.Vice-Presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, the chairman of the board or the Chief Executive Officer shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the chairman of the board, the chief executive officer, the president or these by-laws may, from time to time, prescribe. The vice-presidents may also be designated as executive vice-presidents or senior vice-presidents, as the board of directors may, from time to time, prescribe.

Section 12.The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the chairman of the board’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the board of directors, the chairman of the board, the chief executive officer, the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, any of the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the chairman of the board, the chief executive officer, the president or the secretary may, from time to time, prescribe.

Section 13.The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the chairman of the board, the chief executive officer, the chief financial officer or the board of directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the chairman of the board, the chief executive officer, the president, the chief financial officer and the board of directors, at its regular meeting or when the board of directors so requires, an account of the Corporation; shall have such powers and perform such duties as the board of directors, the chairman of the board, the chief executive officer, the president, the chief financial officer or these by-laws may, from time to time, prescribe. The assistant treasurer, or if there are more than one, the assistant treasurers in the order determined by the board of directors shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the board of directors, the chairman of the board, the chief executive officer, the president, the chief financial officer, treasurer or these by-laws may, from time to time, prescribe.

Section 14.Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 15.Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person selected by it.

ARTICLE V

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1.Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. The right to indemnification conferred in this Section 1 of Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advance of expenses”); provided, however, that, if and to the extent that the General Corporation Law of the State of Delaware requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 of Article V or otherwise. The Corporation may, by action of its board of directors, provide indemnification to agents of the Corporation with the same scope and effect as the foregoing indemnification of directors, officers and employees.

Section 2.Procedure for Indemnification. Any indemnification of a director, officer or employee of the Corporation or advance of expenses under Section 1 of this Article V shall be made promptly, and in any event within forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days), upon the written request of the director, officer or employee. If a determination by the Corporation that the director, officer or employee is entitled to indemnification pursuant to this Article V is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnification, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days), the right to indemnification or advances as granted by this Article V shall be enforceable by the director, officer or employee in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this Article V, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of agents for whom indemnification is provided pursuant to Section 1 of this Article V shall be the same procedure set forth in this Section 2 for directors, officers and employees, unless otherwise set forth in the action of the board of directors providing indemnification for such agent.

Section 3.Service for Subsidiaries. Any person serving as a director, officer, employee or agent of a subsidiary of the Corporation shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 4.Reliance. Persons who after the date of the adoption of this provision become or remain directors, officers or employees of the Corporation or who, while a director, officer or employee of the Corporation, become or remain a director, officer, employee or agent of a subsidiary of the Corporation, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article V in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article V shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 5.Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law of the State of Delaware.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.Form. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the chairman of the board, the president or a vice-president and the secretary, treasurer or an assistant secretary or an assistant treasurer of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (2) by a registrar, other than the Corporation or its employee, the signature of any such chairman of the board, president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank, trust company or other entity organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both, in connection with the transfer of any class or series of securities of the Corporation.

Section 2.Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3.Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 4.Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 5.Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of capital stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VII

GENERAL PROVISIONS

Section 1.Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation of the Corporation, if any, may be declared by the board of directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 3.Contracts. In addition to the powers otherwise granted to officers pursuant to Article IV hereof, the board of directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4.Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 5.Corporate Seal. The board of directors may provide a corporate seal which shall have inscribed thereon the name of the Corporation and such other information as the board of directors may deem necessary or convenient. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6.Voting Securities Owned By Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the chairman of the board, the chief executive officer, the president or a vice-president, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 7.Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder.

In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal executive office. The Corporation shall have a reasonable amount of time to respond to any such request.

Section 8.Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 9.Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the certificate of incorporation of the Corporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

AMENDMENTS

These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by the affirmative vote of the majority of the total number of directors then in office. Sections 2, 11 and 13 of Article II, Sections 2, 3, 4, and 5 of Article III, Article V and this Article VIII of these by-laws shall not be altered, amended or repealed by, and no provision inconsistent therewith shall be adopted by, the stockholders without the affirmative vote of the holders of a majority of the issued and outstanding voting stock of the Corporation entitled to vote generally for election of directors represented at a meeting of stockholders at which a quorum is present (as provided in these by-laws).

ARTICLE IX

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction, the federal district court for the District of Delaware unless said court lacks subject matter jurisdiction in which case, the Superior Court of the State of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising under any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these by-laws or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties. If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.